Exhibit 99.2

Alta Equipment Group Inc. Announces Proposed Secondary Offering

of Common Stock

LIVONIA, Mich. – July 20, 2023 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced the commencement of a public offering of 2,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) by an affiliate of B. Riley Financial, Inc. (the “Selling Stockholder”). The Selling Stockholder will also grant the underwriters a 30-day option to purchase up to an additional 300,000 shares of Common Stock from the Selling Stockholder.

Alta is not offering any shares of Common Stock in this offering and will not receive any proceeds from the sale of shares by the Selling Stockholder and will bear certain costs associated with the sale of such shares, but not underwriting discounts and commissions.

D.A. Davidson & Co. and B. Riley Securities are acting as joint book-running managers and representatives of the underwriters for the proposed offering.

The offering of these securities is being made pursuant to a resale shelf registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 and initially declared effective on March 25, 2020, as amended by Post-Effective Amendment No. 1, filed with the SEC on July 1, 2021 and declared effective on July 12, 2021. The offering will be made only by means of a prospectus supplement and an accompanying prospectus. A copy of the prospectus and prospectus supplement relating to the offering may be obtained, when available, by visiting the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement relating to the offering may be obtained if you request it by contacting: D.A. Davidson & Co., Attention: Equity Syndicate, 8 Third Street North, Great Falls, MT 59401, (800) 332-5915, prospectusrequest@dadco.com or B. Riley Securities, Inc., Attention: Prospectus Department, 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, Phone: (703) 312-9580, Email: prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. and has a presence in Canada. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, heavy and compact earthmoving equipment, environmental processing equipment, cranes, paving and asphalt equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 39 years and has developed a branch network that includes over 75 total locations in Michigan, Illinois, Indiana, Ohio, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

Forward Looking Statements

Certain statements included in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences

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include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of Alta’s assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt Alta’s supply chain or sales channels; Alta’s success in identifying acquisition targets and integrating acquisitions; Alta’s success in expanding into and doing business in additional markets; Alta’s ability to raise capital at favorable terms; the competitive environment for Alta’s products and services; Alta’s ability to continue to innovate and develop new business lines; Alta’s ability to attract and retain key personnel, including, but not limited to, skilled technicians; Alta’s ability to maintain its listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to Alta’s businesses; Alta’s ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this press release or indicated from time to time in the section entitled “Risk Factors” in Alta’s Annual Report on Form 10-K and other filings with the SEC. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

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